First Financial Fund, Inc.

	Meeting of Shareholders Voting Results(Unaudited)

	On August 18, 2004, the Fund held its Annual Meeting of
Shareholders to consider the election of Directors of the Fund and certain corporate governance proposals. The following votes were recorded:

PROPOSAL 1: (Voting by Shareholders):
	Election of Richard I. Barr as Director of the Fund
				# of Votes Cast		% of Votes Cast
	Affirmative		21,176,418.4718		 97.9
	Withheld		     461,869.9532	   	  2.1
               Total	21,638,288.4250		100.0


	Election of Susan L. Ciciora as Director of the Fund
				# of Votes Cast		% of Votes Cast
	Affirmative		21,161,539.0493		 97.8
	Withheld		     476,749.3757		  2.2
               Total	21,638,288.4250		100.0


	Election of Dr. Dean Jacobson as Director of the Fund
				#of Votes Cast		% of Votes Cast
	Affirmative		21,179,728.8619		 97.9
	Withheld		     458,559.5631		  2.1
              Total	21,638,288.4250		100.0


	Election of Stephen C. Miller as Director of the Fund
				#of Votes Cast		% of Votes Cast
	Affirmative		21,165,629.0493		 97.8
	Withheld		     472,659.3757         2.2
              Total	21,638,288.4250		100.0


	Election of Joel W. Looney as Director of the Fund
				#of Votes Cast		% of Votes Cast
	Affirmative		21,169,396.8186		 97.8
	Withheld		   468,891.6064		  2.2
               Total	21,638,288.4250		100.0


PROPOSAL 2: (Voting by Shareholders):
An amendment to the bylaws to declassify the Board
and an amendment to the Fund's charter to provide
for annual election of Directors
				#of Votes Cast		% of Votes Cast
For				20,741,511.8247	 	95.9
Against		  	 788,770.8287	 	 3.6
Abstain		  	 108,003.7716	 	 0.5
No Vote				 2.0000	 	 0.0
Total				21,638,288.4250		100.0


PROPOSAL 3: (Voting by Shareholders):
An amendment to the Charter providing that Directors
shall be elected by a plurality of votes cast at a
meeting at which a quorum is present
				#of Votes Cast		% of Votes Cast
For				20,810,026.3762	 	96.2
Against		   	   684,106.9557	  	 3.2
Abstain	   	   	   144,152.0931	  	 0.6
No Vote				   3.0000	  	 0.0
Total				21,638,288.4250	     100.0


PROPOSAL 4: (Voting by Shareholders):
An amendment to the Charter that the Secretary of the
Fund shall call a special stockholders meeting upon
written request of the holders of at least 25% of
outstanding shares entitled to vote at the meeting
				#of Votes Cast		% of Votes Cast
For				16,612,529.5931	 	76.8
Against		   	   744,048.3126    	 3.5
Abstain	   	  	   159,992.5193	  	 0.7
No Vote		       4,121,718.0000		19.0
Total				21,638,288.4250	     100.0


PROPOSAL 5: (Voting by Shareholders):
An amendment to the Charter vesting in the stockholders the power to amend or adopt Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter

				#of Votes Cast		% of Votes Cast
For				16,780,339.5317		 77.6
Against		  	 527,365.7759     	  2.4
Abstain		  	 208,866.1174	   	  1.0
No Vote			 4,121,717.0000	       19.0
Total				21,638,288.4250		100.0


PROPOSAL 6: (Voting by Shareholders):
An amendment to the Charter prohibiting the Fund from opting into any provision of the Maryland Unsolicited
Takeovers Act

				#of Votes Cast		% of Votes Cast
For				16,718,152.6880	 	77.3
Against		  	   494,775.5488     	2.3
Abstain		   	   303,642.1882	  	1.4
No Vote		 	 4,121,718.0000	 	19.0
Total				21,638,288.4250		100.0


PROPOSAL 7: (Voting by Shareholders):
An amendment to the Charter repealing Article Ninth and replacing it with a provision providing that no (a) business combination (e.g., mergers, consolidation, share exchanges),(b) voluntary liquidation or dissolution,
(c) stockholder proposal regarding specific investment decisions, (d) proposal to open-end the Fund, or (e) self tender for more that 25% of the Fund's shares in any twelve-month period, may be effected without the affirmative vote of the holders of at least two-thirds of outstanding shares entitled to be cast on the matter

				#of Votes Cast		% of Votes Cast
For				16,518,447.9399		 76.3
Against		   	   730,697.8525  		  3.4
Abstain     	   	   267,426.6326		  1.3
No Vote		  	  4,121,716.000		 19.0
Total				21,638,288.4250		100.0


PROPOSAL 8: (Voting by Shareholders):
An amendment to the Charter to establish the maximum number
of Directors at five
				#of Votes Cast		% of Votes Cast
For				20,903,374.8608	   	 96.6
Against		   	   548,181,6962     	  2.5
Abstain		         186,728.8680	  	  0.9
No Vote		               3.0000	  	  0.0
Total				21,638,288.4250 		100.0


PROPOSAL 9: (Voting by Shareholders):
A proposal to amend and restate the Charter, the implementation of which is contingent on the approval of Proposals 2 through 9

				#of Votes Cast		% of Votes Cast
For				16,632,647.8768	 	 76.9
Against		   	   600,568.0679     	  2.8
Abstain		   	   283,354.4803	  	  1.3
No Vote		 	 4,121,718.0000    	 19.0
Total				21,638,288.4250 		100.0

PROPOSAL 10A: (Voting by Shareholders):
A proposal to change the Fund's current industry policies so that the Fund shall invest at least 65% of its assets in the financial services industry
				#of Votes Cast		% of Votes Cast
For				16,727,039.6062	 	77.3
Against		         564,270.4279     	 2.6
Abstain		         225,261.3909	  	 1.1
No Vote			 4,121,717.0000    	19.0
Total				21,638,288.4250 		100.0

PROPOSAL 10B: (Voting by Shareholders):
A proposal to make the Fund's policy of investing 80% of
its assets in financial services companies non-fundamental
				#of Votes Cast		% of Votes Cast
For				16,655,953.2650		77.0
Against		 	  709,925.2500     	 3.3
Abstain		  	  150,692.91000	 	 0.7
No Vote		 	4,121,717.0000    	19.0
Total				21,638,288.4250 		100.0